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                                                                   EXHIBIT 10.30


                                LICENSE AGREEMENT

                          DATED AS OF FEBRUARY 25, 2004

                                 BY AND BETWEEN

                           NOVEN PHARMACEUTICALS, INC.

                                       AND

                            ENDO PHARMACEUTICALS INC.





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                                TABLE OF CONTENTS



ARTICLE I.           DEFINITIONS............................................1

ARTICLE II.          LICENSE GRANTS.........................................5

ARTICLE III.         REGISTRATION AND REGULATORY APPROVAL...................6

ARTICLE IV.          COMMERCIALIZATION OF THE LICENSED PRODUCT..............7

ARTICLE V.           CANADA AND OTHER TERRITORIES...........................8

ARTICLE VI.          FEES AND PAYMENTS......................................9

ARTICLE VII.         SUPPLY OF THE LICENSED PRODUCT........................10

ARTICLE VIII.        DEVELOPMENT OF ADDITIONAL PRODUCTS....................10

ARTICLE IX.          INTELLECTUAL PROPERTY MATTERS.........................11

ARTICLE X.           CONFIDENTIALITY.......................................13

ARTICLE XI.          REPRESENTATIONS AND WARRANTIES........................15

ARTICLE XII.         INDEMNIFICATION AND LIMITATION OF LIABILITY...........16

ARTICLE XIII.        TERM AND TERMINATION..................................18

ARTICLE XIV.         MISCELLANEOUS.........................................20

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                                LIST OF EXHIBITS

                            Exhibit A         Noven Patents

                            Exhibit B         Supply Agreement

                            Exhibit C         Additional Products

                            Exhibit D         Evaluation Plan




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                                LICENSE AGREEMENT



         This LICENSE AGREEMENT (the "Agreement") is entered into as of this 25TH day of February, 2004 (the "Effective Date"), by and between NOVEN PHARMACEUTICALS, INC., a Delaware corporation ("Noven"), and ENDO
PHARMACEUTICALS INC., a Delaware corporation ("Endo").

                                   WITNESSETH:

         WHEREAS, Noven has developed and sought regulatory approval relating to, and is the owner of record of, an abbreviated new drug application (the "Product ANDA" as further defined below) relating to a generic fentanyl transdermal patch (the "Licensed Product" as further defined below);

         WHEREAS, Noven holds rights to certain intellectual property relating to the Licensed Product including without limitation certain patents, patent applications, and know-how;

         WHEREAS, pursuant to the terms of this Agreement Noven wishes to provide a license to Endo to commercialize the Licensed Product under its Product ANDA and its intellectual property rights;

         WHEREAS, pursuant to the terms of this Agreement, Endo is willing and able to accept such a license and to fully commercialize the Licensed Products;

         WHEREAS, Noven and Endo additionally desire to jointly identify and develop additional compounds for transdermal delivery and for eventual full scale commercialization (the "Additional Products" as further defined below); and,

         WHEREAS, Noven and Endo are entering into a supply agreement contemporaneously with the execution of this Agreement under which Noven will supply Licensed Product to Endo (the "Supply Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:



                             ARTICLE I. DEFINITIONS

         Section 1.01. DEFINITIONs. As used herein, the following capitalized terms have the following meanings:

         "ADDITIONAL PRODUCTS" means potential products comprising those compounds identified in Exhibit C.



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         "AFFILIATE" means with respect to a Person, any legally distinct corporation, firm, individual or other form or business organization which is, directly or indirectly, controlled by, controlling, or under common control with the subject Person hereto. An entity shall be regarded as being in control of another entity if such first entity has the direct or indirect power to order or cause the direction of the management and policies of the other entity, whether through ownership of at least fifty percent (50%) of the outstanding voting securities or participating profit interest of such entity, through other dominant equity ownership or by contract, statute, regulation or otherwise.

         "ANDA" means an abbreviated new drug application filed with the FDA pursuant to 21 U.S.C. 355(j).

         "APPLICABLE LAW" means, with respect to any Person, any domestic or foreign, federal, state or local statute, treaty, law, ordinance, rule, regulation, administrative interpretation, order, writ, injunction, judicial decision, decree or other requirement of any Governmental Authority applicable to such Person or any of such Person's respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officers', directors', employees', consultants' or agents' activities on behalf of such Person).

         "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, USA are authorized or required by law to close.

         "CODE OF FEDERAL REGULATIONS," or "C.F.R" means the codification of the general and permanent rules published in the Federal Register. Title 21 of the C.F.R. contains the regulations promulgated by the FDA pursuant to the FDC Act.

         "COMPETING PRODUCT" means any transdermal fentanyl drug product approved by a Regulatory Authority that is rated as therapeutically equivalent to Duragesic(R) ***.

         "CONFIDENTIAL INFORMATION" means all secret, confidential or proprietary data, know-how and related information, including, without limitation, all confidential Regulatory Applications, Regulatory and Clinical Materials and related filings, applications and data, the content of any unpublished patent applications, operating methods and procedures, marketing, manufacturing, distribution and sales methods and systems, sales figures, pricing policies and price lists and other business information and shall include all confidential information disclosed or accessed by the parties pursuant to the provisions of this Agreement.

         "COST OF GOODS SOLD" means the respective amount paid to Noven by Endo pursuant to the Supply Agreement for Licensed Product sold hereunder.

         "DAMAGES" means all liabilities, demands, obligations, assessments, judgments, levies, losses, fines, penalties, damages (including compensatory damages), costs and expenses, including reasonable attorneys', accountants', investigators', and experts' fees and expenses, reasonably sustained or incurred in connection with the defense or investigation of any Proceedings (including any Proceedings to establish insurance coverage).

         "FDA" means the United States Food and Drug Administration and any successor agency thereto.

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         "FDC ACT" means the United States Federal Food, Drug and Cosmetic Act,
21 U.S.C.ss.301 et seq., as amended, and the regulations promulgated there under, as amended from time to time.

         "GAAP" means generally accepted accounting principles in effect in the United States from time to time.

         "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization (including any national or international securities exchange and "The NASDAQ Stock Market), commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         ***.

         "IND" means an Investigational New Drug Application, as defined in 21 C.F.R. 312.3.

         "INTELLECTUAL PROPERTY RIGHTS" means any and all existing and future proprietary rights, including but not limited to property rights, know-how rights, trade secret rights, copyrights, design rights, any existing or future United States patents and patent applications and all continuations, continuations-in-part, divisions, reissues, reexaminations, extensions or other government actions which extend the subject matter of the foregoing, and any corresponding foreign patent applications, and any corresponding patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered and all other intellectual property rights (including without limitation the right, if any, to sue or bring other actions for past, present and future infringement of such Intellectual Property Rights). With respect to Noven, the foregoing shall include the Noven Patents.

         "LAUNCH" means the sale of product to a major retail chain or a major distributor (as those terms are commonly understood in the industry) after Regulatory Approval.

         "LICENSED PRODUCT" means the fentanyl transdermal patch product submitted for Regulatory Approval in the Product ANDA.

         "NET SALES" means the quantity of Licensed Product multiplied by the gross price per unit of Licensed Product, each as invoiced by Endo or its Approved Subdistributors to third parties (other than an Approved Subdistributor), less the total value of cash discounts and/or rebates and charge backs offered *** for the purchase of such product, and/or required payments under governmental agency programs, including Medicare and Medicaid, as well as any credits or allowances actually granted on account of price adjustments or rejection or return of such product previously sold.

         "NOVEN PATENTS" means those patents and patent applications listed in EXHIBIT A together with any and all improvement patents, reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part or patents-of-addition issued to or assigned to Noven, but only to the extent that they specifically read on the Licensed Product or a Competing Product, as applicable.

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         "PERSON" means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

         "PROCEEDINGS" means governmental, judicial, administrative or adversarial proceedings (public or private), litigation, suits, arbitration, disputes, claims, causes of action or investigations involving third party claims.

         "PRODUCT ANDA" means ANDA no. 76-804, filed by Noven pertaining to a fentanyl transdermal patch product.

         "REGULATORY AND CLINICAL MATERIALS" means all documents, supporting materials and other materials relating to the Regulatory Application, any Regulatory Approval or other matter required to be submitted to any Regulatory Authority in relation to the Product, including any IND, NDA, ANDA, and documents, supporting materials and other materials relating to any drug master file, investigators' brochures, clinical studies (including any Phase IV clinical studies), safety data, adverse event reports, questionnaires, consultant reports, correspondence (including correspondence with any Regulatory Authority), batch reports, protocols, specifications, quality assurance, quality control, customer queries and any responses thereto, and any compilation or evaluations thereof, and question and answer scripts.

         "REGULATORY APPLICATION" means the applications submitted by Noven to the FDA seeking approval for the development, manufacture, testing, storage, transport, marketing, advertisement, promotion, sale, use, distribution or other disposal of the Product in all or any portion of the Territory, including the Product ANDA.

         "REGULATORY APPROVAL" means final approval by the applicable Regulatory Authority to market the Product.

         "REGULATORY AUTHORITY" means a Governmental Authority that has the authority over the manufacture, use, storage, import, export, clinical testing transport, marketing, sale or distribution of the Licensed Product in all or any portion of the Territory, including the FDA.

         "SECURITIES LAWS" means the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, and any other similar law or regulation of a Governmental Authority, or any successor to any such laws or regulations, together with any rules, regulations or listing standards, or agreements of any national or international securities exchange or The NASDAQ Stock Market.

         "TERRITORY" means the United States of America and Canada.


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         Section 1.02. OTHER DEFINITIONS. Each of the following terms is defined in the section of this Agreement referenced opposite such term.

         Agreement.....................................................Preamble
         Adjusted Gross Margin....................................Schedule 2.06
         Approved Subdistributor...........................................2.04
         Approved Subdistributor Agreement.................................2.04
         Canadian Election.................................................5.06
         Closing Date................................................2.06(b)(i)
         Competing Assignment..............................................2.06
         Disclosing Party..............................................10.01(a)
         Effective Date ...............................................Preamble
         Endo..........................................................Preamble
         Endo Indemnitees .............................................12.01(b)
         Indemnified Party ............................................12.01(f)
         Indemnifying Party ...........................................12.01(f)
         Infringement Indemnitees......................................12.01(d)
         Marketing Plan....................................................4.03
         Noven.........................................................Preamble
         Noven Indemnitees.............................................12.01(a)
         Reduced Launch Milestone Payment...............................6.02(b)
         Receiving Party ..............................................10.01(a)
         SEC..............................................................14.15
         Surviving Entity..................................................2.06


                           ARTICLE II. LICENSE GRANTS

         Section 2.01. LICENSE GRANT: Subject to the terms and conditions of this Agreement, Noven hereby grants to Endo an exclusive license under the Product ANDA and its Intellectual Property Rights solely to use and sell or otherwise dispose of the Licensed Product solely in the Territory. For purposes of this Agreement, the phrase use and sell, or otherwise dispose of the "Licensed Product" includes only the right to market, advertise, promote, distribute, offer to sell and sell the Licensed Product throughout the Territory pursuant to the associated obligations of Endo under this Agreement. The term "exclusive" as used in this Article means the specific rights conferred on Endo are to the exclusion of all other Persons and entities, including but not limited to Noven.

         Section 2.02. LIMITATIONS ON LICENSE GRANTED UNDER SECTION 2.01. No right or license other than those specifically granted to Endo herein are granted, and all rights not specifically granted to Endo herein are hereby explicitly retained by Noven including, without limitation, the right to make Licensed Product and to supply Licensed Product to Endo. Except as specifically set forth in Section 2.04 and Article V of this Agreement below, the license to Endo hereunder shall not include the right of Endo to sublicense any of the rights granted to Endo.

         Section 2.03. QUALITY CONTROL. Endo shall only market, promote, sell, distribute, use or otherwise dispose of the Licensed Product, and any materials


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used in connection with the Licensed Product, including any labeling, packaging and advertising, in accordance with all Applicable Laws.

         Section 2.04. SUBLICENSE. Subject to Section 5.01 and to the written consent of Noven, which consent may be withheld in Noven's sole discretion, Endo shall have the right (a) to appoint any Person as a subdistributor in the Territory (and/or such other territory as the parties may agree upon from time to time) as provided herein (each such approved subdistributor, an "APPROVED SUBDISTRIBUTOR") and (b) to delegate to such Approved Subdistributor the whole or any part of its obligations; PROVIDED that (i) Endo shall remain primarily liable for the Approved Subdistributor's compliance with this Agreement, (ii) prior to or concurrently with its appointment, each Approved Subdistributor shall enter into an agreement with Endo (each, an "APPROVED SUBDISTRIBUTOR AGREEMENT") that is consistent with this Agreement, and that shall not thereafter be amended or modified in any manner inconsistent with the terms hereof, (iii) each Approved Subdistributor Agreement shall name Noven as a third party beneficiary, and (iv) no Approved Subdistributor Agreement shall permit such Approved Subdistributor to appoint or assign such agreement, or delegate any obligations, to any other subdistributor. Endo shall be solely responsible for the fees of, and any other payments to, each Approved Subdistributor. Upon Noven's request, Endo shall make available to Noven a redacted copy of each Approved Subdistributor Agreement evidencing such agreements conformance with the requirements of this Section 2.04. The foregoing notwithstanding, nothing herein shall prevent or prohibit Endo from using subcontractors to perform certain of its internal business functions, such as utilizing a contract sale force, ad agency, contract distribution services and contract safety services: provided, however, that (i) Endo shall retain strategic control over the marketing and sale of Licensed product, (ii) Endo shall remain fully liable and responsible to Noven for all actions and/or inactions of its subcontractors under this Agreement as though such actions and/or inactions were made by Endo itself; and, (iii) Endo shall be solely responsible for the fees of, and any other payments to, each subcontractor.

         Section 2.05. NON-COMPETE. Except as provided in Section 2.06, during the term of this Agreement, the Parties shall not make, use, sell, market or distribute any Competing Product *** in the Territory, or grant to any Third Party a right to make, use, sell, market or distribute a Competing Product in the Territory.

         Section 2.06.  ***.


               ARTICLE III. REGISTRATION AND REGULATORY APPROVAL

         Noven will be responsible for obtaining, and will use commercially reasonable efforts to obtain, Regulatory Approval of the Product ANDA in the United States. Noven agrees to keep Endo fully informed of its progress in seeking Regulatory Approval, including providing Endo with copies of any and all correspondence between Noven and the FDA relating to the Product ANDA. Within thirty (30) days of the first commercial sale of the Licensed Product, Noven


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will transfer the Product ANDA to Endo. Thereafter, during the term of this
Agreement, Endo will be responsible for maintaining Regulatory Approval in the U.S. Noven shall provide Endo with all data and support reasonably necessary for Endo's maintenance of such Regulatory Approval. Within thirty (30) days of the expiration or termination of this Agreement, Endo shall transfer all of its right, title and interest in and to the Product ANDA back to Noven for no additional consideration.


              ARTICLE IV. COMMERCIALIZATION OF THE LICENSED PRODUCT

         Section 4.01. COMMERCIALIZATION GENERALLY. Endo shall use commercially reasonable efforts to Launch the Licensed Product promptly after Regulatory Approval of the Product ANDA and, at its own expense, to actively and diligently promote, market and sell the Licensed Product in the Territory during the term of this Agreement. Such efforts shall be no less than those efforts Endo would undertake for its own generic products with similar market potential.

         Section 4.02.  COMMERCIAL LAUNCH.

         (a) Subject to subsections (b), (c) and (d) of this Section 4.02, Endo shall Launch the Licensed Product within the territory within thirty (30) days of Regulatory Approval of the Licensed Product.

         (b) Endo's obligation to Launch shall be suspended until such time as it has received all launch supplies of Licensed Product properly ordered from Noven pursuant to the Supply Agreement; provided that any delays or non-delivery of Licensed Product under the Supply Agreement are not a result of a breach of the Supply Agreement by Endo.

         (c) Endo's obligation to Launch and to sell Licensed Product shall be suspended ***.

         (d) Endo's obligation to Launch and sell Licensed Product shall be suspended for such time as it is prevented from selling Licensed Product by a court order in the relevant territory that Licensed Product infringes a valid claim of a patent of a Third Party or Endo is prohibited from marketing the Licensed Product by any judgment, order, injunction, decree or award of any court, administrative agency, or arbitrator or government body.

         (e) Except as otherwise set forth in this Article IV and Section 14.14, if Endo fails to commence to market any Licensed Product in accordance with the requirements of this Article IV, and such failure continues for a period of fifteen (15) business days after written notice from Noven to Endo, then this Agreement shall immediately terminate upon notice to Endo by Noven. Thereafter, Noven shall be free to use and sell Licensed Product in the territory as it may see fit. If Noven determines to terminate this Agreement with respect to the Licensed Product, Endo shall promptly take such actions as Noven may reasonably request, in order to transfer to Noven or its designee, for no additional consideration, all of Endo's right, title, and interest in and to any Regulatory Approvals relating to the Licensed Product in such country, and all information relating to any Regulatory Approvals not previously supplied to Noven.

         Section 4.03 MARKETING PLAN. No later than ninety (90) days before the first commercial sale of Licensed Product, Endo shall provide Noven with a written marketing plan setting forth a detailed description of Endo's strategies and business plan with respect to the marketing, distribution, and sale of the


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Licensed Product in the Territory (the "Marketing Plan"). Thereafter, Endo
Agrees to keep Noven apprised of its strategies and business plan with respect to the marketing, distribution, and sale of the Licensed Product in the Territory, and to provide to Noven such other marketing related information as Noven shall reasonably request. Endo shall also provide Noven with an updated copy of the Marketing Plan prior to the beginning of each subsequent calendar year during the term of this Agreement. At Noven's request, designated employees of each of the parties shall confer not more than once every calendar quarter either in person at a location to be mutually agreed upon, or by teleconference, to discuss the Marketing Plan, competitive market conditions, strategic changes in the marketplace and Endo's respective actions and planned responses thereto.

         Section 4.04 LIMITATIONS ON ENDO'S MARKETING OF THE LICENSED PRODUCT. Endo shall be permitted to market and sell the Product as it would normally market and sell products of comparable market potential in the ordinary course of Endo's business. ***.


                    ARTICLE V. CANADA AND OTHER TERRITORIES

         Section 5.01. CANADA. Noven hereby authorizes Endo to appoint an Authorized Subdistributor (as defined in Article II above) to distribute Licensed Product in Canada. The terms of this Agreement and the Supply Agreement shall govern the parties' activities in Canada with respect to Licensed Product, except that in the case of a conflict between this Article V and the rest of the terms of this Agreement and/or the Supply Agreement the terms of this Article V shall govern.

         Section 5.02. SUPPLY. Noven shall exclusively supply Licensed Product to Endo, and Endo shall exclusively purchase from Noven Licensed Product, for sale and use in Canada per the terms of the Supply Agreement.

         Section 5.03. REGULATORY MATTERS. Endo, together with the Approved Subdistributor, shall be responsible for filing, obtaining and maintaining all necessary Regulatory Approvals in Canada in order to use and sell the Licensed Product in Canada. Endo, together with the Approved Subdistributor, shall use commercially reasonable efforts to obtain such Canadian Regulatory Approval within a reasonable period of time and to thereafter promote, market and sell Licensed Product in Canada. Noven will provide all such information, as reasonably requested by Endo, that Noven may have in its possession in order to support such Canadian regulatory filings.

         Section 5.04. FINANCIAL TERMS. There shall be no profit split regarding sales of licensed Product in Canada.

         Section 5.05. LIABILITY. As further addressed in Section 12.01(e), Endo shall be responsible for third party claims for damages associated with selling and using Licensed Product in Canada which are not due to a breach of Noven's warranties in this Agreement or the Supply Agreement.

         Section 5.06. TERMINATION. In the event that Endo determines at any time that it will not pursue, or continue to pursue, marketing and selling of Licensed Product in Canada, it will promptly notify Noven and return all rights related to Licensed Product in Canada to Noven for no additional consideration. Endo's rights in Canada pursuant to this Article 5 are contingent upon (i) Endo


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evaluating the opportunity in Canada and notifying Noven in writing within one year of the Effective Date that it intends to proceed with seeking Regulatory Approval to market Licensed Product in Canada and to market Licensed Product in Canada upon receiving such Regulatory Approval (the "Canadian Election"), and
(ii) that Endo makes a commercial sale of License Product in Canada within two years of the Canadian Election, provided, however, that so long as Endo is using, and continues to use, commercially reasonable efforts to develop, register or launch the Licensed Product in Canada, this contingency shall be extended for up to two additional years. Endo's foregoing obligations of commercially reasonable efforts shall be subject to notice by Noven and cure by Endo per Section 13.02(a). The foregoing notwithstanding, If Endo has not made a commercial sale of Licensed Product in Canada within *** of its Canadian Election, Endo's rights in Canada under this Agreement and the Supply Agreement shall immediately cease, all rights related to Licensed Product in Canada shall be returned to Noven for no additional consideration, and Noven shall thereafter be free to pursue the Canadian market in any fashion that it sees fit


                         ARTICLE VI. FEES AND PAYMENTS

         Section 6.01. UPFRONT PAYMENT. Endo shall pay to Noven Eight Million Dollars ($8,000,000) within three (3) business days of the execution of this Agreement.

         Section 6.02. MILESTONE PAYMENTS.

         (a) LAUNCH MILESTONE PAYMENT. Within ten (10) business days of Endo's first commercial sale of Licensed Product, Endo shall pay to Noven Ten Million Dollars ($10,000,000), if fewer than *** other generic formulations of Duragesic(R) have been approved or launched, ***.

         (b) REDUCED LAUNCH MILESTONE PAYMENT. Within ten (10) business days of Endo's first commercial sale of Licensed Product, Endo shall pay to Noven Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Reduced Launch Milestone Payment"), if *** or more other generic formulations of Duragesic(R) have been approved or launched, including ***.

         (c) In the event that Endo makes the Reduced Launch Milestone Payment and IMS data proves that fewer than *** competitors had commenced commercial shipments during the thirty (30) day period immediately following Regulatory Approval of the Licensed Product, and Endo received the launch supplies of Licensed Product properly ordered from Noven pursuant to the Supply Agreement, then Endo shall pay Noven an additional launch milestone payment of $2.5 million within fifteen (15) business days of Endo's receipt of such data. In no event shall Endo be responsible for more than Ten Million Dollars ($10,000,000) in total, aggregate launch milestone payments. For the purpose of this paragraph, a competitor to Endo shall not be deemed to have made a "commercial shipment" if they made only a single, token shipment for the purpose of triggering patent litigation.

         (d) DELAYED LAUNCH MILESTONE REDUCTION. In the event that (i) the final ANDA approval for the Licensed Product or (ii) the delivery to and acceptance by Endo of the Licensed Product ordered for the first month of commercial launch by Endo in accordance with the Supply Agreement (provided that shipment by Endo to its customers shall constitute acceptance and, in the absence of any quality


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issues reasonably identified by Endo, such acceptance shall not occur later than ten business days after Endo's receipt of the Licensed Product and all required supporting documentation, including the certificate of analysis) occurs thirty
(30) days or more after the first shipment of a Competing Product by ***, then the Launch Milestone or Reduced Launch Milestone otherwise due and payable shall be reduced in accordance with the following schedule:

         AMOUNT OF DELAY                    REDUCTION IN LAUNCH MILESTONE

         30-59 days                                  $1,000,000

         60-89 days                                  $1,500,000

         90-119 days                                 $2,000,000

         120 or more days                            $2,500,000

         Section 6.03 ***. Endo shall pay to Noven *** in the United States up to and including *** in any calendar year; and *** in the United States over *** in any calendar year. *** shall be determined on a calendar quarter by calendar quarter basis throughout the term of this Agreement. Endo shall pay to Noven its share of *** within thirty (30) days of the end of each applicable calendar quarter in which sales of Licensed Product have been made by Endo. Each *** payment shall be preceded by a statement which includes a detailed calculation of each of the applicable Net Sales, Cost of Goods Sold, *** and the share of *** due and payable. Such statement shall be provided to Noven within fifteen
(15) days of the end of each calendar quarter following sales of Licensed Product under this Agreement and shall ***.

         Section 6.04 PAYMENTS. All payments by Endo to Noven shall be made in United States Dollars by wire transfer to such account as Noven may notify to Endo from time to time.


                  ARTICLE VII. SUPPLY OF THE LICENSED PRODUCT

         Noven shall be the exclusive supplier of Licensed Product to Endo, and shall supply Licensed Product to Endo at Noven's fully loaded manufacturing cost. The supply of Licensed Product to Endo by Noven shall be governed by the Supply Agreement, which shall address, among other things, the supply price, forecasts, purchase orders and minimum orders, and a Quality Agreement, which shall delineate the regulatory responsibilities of the Parties.


                ARTICLE VIII. DEVELOPMENT OF ADDITIONAL PRODUCTS

         Section 8.01 NOVEN'S COMMITMENT REGARDING ADDITIONAL PRODUCTS. Following receipt of the Up-Front Payment of Eight Million Dollars ($8,000,000) pursuant to Section 6.01 above, Noven hereby commits to allocate One Million Five Hundred Thousand Dollars ($1,500,000) to the evaluation of, and the conduct of feasibility studies for, *** compounds identified by Endo, and mutually agreed by the parties, as candidates for transdermal delivery. Noven will not unreasonably reject a candidate proposed by Endo. The first such compound is identified in Exhibit C. Endo will nominate the additional *** candidates by July 1, 2004, and the additional agreed nominees will be added to Exhibit C by


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amendment upon mutual agreement of the parties. Once a compound has been added to Exhibit C, Endo and Noven shall work exclusively with each other to develop that compound for transdermal delivery. Noven will conduct the evaluation and feasibility studies pursuant to the Evaluation Plan which will be mutually agreed to between the Parties and set forth in Exhibit D and Noven will use reasonable efforts to provide the deliverables described therein to Endo by December 31, 2004. Endo will establish criteria for determining whether the Additional Products thereafter progress into pilot clinical development. The parties may mutually agree to substitute candidates for development at any time, but there shall be no obligation to substitute a new candidate in place of a candidate that has failed the feasibility studies.

         Section 8.02 ADDITIONAL COMMITMENTS REGARDING ADDITIONAL PRODUCTS. As Noven performs its technical feasibility work, the product candidates will be evaluated by the parties against Endo's clinical development criteria. Endo will determine whether an Additional Product will move into pilot studies within *** of receiving from Noven its feasibility evaluation. Once Endo has determined that an Additional Product will move into pilot studies, Endo will conduct pilot studies on the successful candidates ***. Within *** of the completion of human pharmacokinetic studies on each Additional Product that has been nominated for pilot studies, Endo will determine whether such Additional Product will move into full clinical development. If Endo determines that an Additional Product is to move into final clinical work then the parties will negotiate a Commercialization Agreement pursuant to Section 8.03 below. Endo will move each nominated Additional Product for which a Commercialization Agreement is entered into between the Parties into full clinical development. If Endo at any time makes a final decision not to advance an Additional Product into pilot studies or nominate it for full clinical development, Noven shall be thereafter free to develop, license and/or commercialize such compound for its own benefit. Noven agrees to work with Endo in good faith to provide additional information to aid Endo in making its determination of whether to move each Additional Product into pilot studies and thereafter into full clinical development . Endo agrees to work with Noven in good faith in determining whether to move each Additional Product into pilot studies and thereafter into full clinical development.

         Section 8.03. COMMERCIALIZATION AGREEMENT. Once a product is nominated for full clinical development, the parties will have *** to establish business terms for commercialization and to establish a clinical plan and budget for that candidate. Endo will fund and conduct the clinical development. If the parties cannot agree to terms in the *** period, then ***.


                   ARTICLE IX. INTELLECTUAL PROPERTY MATTERS

         Section 9.01. INFRINGEMENT BY THIRD PARTIES.

         (a) If, at any time on or after the Effective Date, either party shall become aware of any infringement or threatened infringement of the Noven Patents or any unfair competition, inappropriate or unauthorized use, disparagement or other tortious act by any third party in relation to the Licensed Product, then the party having such knowledge shall give prompt notice thereof to the other party.

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         (b) Subject to Section 9.02, Endo shall have the right, ***, using counsel reasonably acceptable to Noven, to take such action as it deems appropriate to enforce the Noven Patents in the Territory against any Competing Product that may be infringing the Noven Patents, including initiating an appropriate Proceeding or threatening to initiate an appropriate Proceeding to prevent or eliminate the infringement of such Noven Patents with regard to any Competing Product, or the unfair competition, inappropriate or unauthorized use, disparagement or other tortious act by any third party in relation to the Licensed Product in the Territory. Subject to Section 9.01(c) below, Noven agrees to cooperate with Endo, *** , if and to the extent reasonably requested by Endo, including joining as a party to such Proceeding, if necessary to maintain standing.

         (c) ***.

         (d) Endo shall not enter into any settlement, agreement, consent judgment or other voluntary final disposition of a Proceeding or threatened Proceeding under this Section 9.01, in whole or in part, without the prior written consent of Noven, which shall not be unreasonably withheld.

         (e) All amounts awarded as damages, profits or otherwise in connection with any action specified in Section 9.01(b) taken by Endo shall be ***.

         (f) If Endo elects not to take any action of the nature specified in
Section 9.01(b) within sixty (60) days of becoming aware or receiving notice under Section 9.01 (a) of any infringement, threatened infringement, unfair competition, disparagement or other tortious act identified in Section 9.01(a), Endo shall give Noven notice of such decision, and Noven thereafter shall have the right to take any action of the nature specified in Section 9.01(g). In such event, all amounts awarded as damages, profits or otherwise in connection with any action taken by Noven shall be ***.

         (g) Except for the rights specifically granted to Endo pursuant to
Section 9.01(b) above, Noven shall have the sole and exclusive right to protect and enforce its Intellectual Property Rights in any Proceeding. All associated fees, costs and expenses shall be borne by Noven and all amounts awarded as damages, profits or otherwise in connection with any action specified in this
Section 9.01(g) taken by Noven shall be the sole property of Noven.

         Section 9.02. THIRD PARTY CLAIMS REGARDING THE NOVEN PATENTS.

         (a) If, at any time on or after the Effective Date, any party shall become aware of any Proceeding or threat of any Proceeding by a third party alleging that any of the Noven Patents (or any claims asserted in the Noven Patents) are invalid or unenforceable, or otherwise seeking to limit the scope, construction or interpretation of any of the Noven Patents (or any claims asserted in the Noven Patents), such party shall promptly notify the other party of the same.

         (b) ***.

         (c) ***.

         Section 9.03. RIGHTS OF ELECTION REGARDING POTENTIAL INFRINGEMENT .

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         ***.

         Section 9.04.  INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY
RIGHTS.

         (a) If, at any time on or after the Effective Date, any party shall become aware of any Proceeding or threat of any Proceeding by a third party alleging that the Licensed Product infringes the Intellectual Property Rights of any third party or otherwise seeking to prevent, or seek damages in relation to, the marketing of Licensed Product, such party shall promptly notify the other parties of the same.

         (b) ***.

         (c) In the event of any Proceeding or threatened Proceeding contemplated by Section 9.03(b), the Controlling Party shall assume control of the defense of such Proceeding or threatened Proceeding, using counsel of its own choosing, that is reasonably acceptable to the other Party. The non-controlling party agrees to cooperate with the Controlling Party, at its own cost and expense, if and to the extent reasonably requested by the Controlling Party.

         (d) The Controlling Party shall consult with the other party with respect to whether and how any such Proceeding should be defended, maintained, settled, or appealed throughout the pendency of such Proceeding. The Controlling Party shall keep the other party apprised throughout, and until final disposition of, any such Proceeding and give due consideration to the other party's views in connection with such Proceeding.

         (e) The Controlling Party shall not enter into any settlement, agreement, consent judgment or other voluntary final disposition of a Proceeding or threatened Proceeding under this Section 9.04, in whole or in part, without the prior written consent of the other party, which shall not be unreasonably withheld.

         (f) *** .

         Section 9.05. CERTAIN LITIGATION. ***.


                           ARTICLE X. CONFIDENTIALITY

         Section 10.01. CONFIDENTIALITY.

         (a) Pursuant to the terms of this Agreement, each party (in such capacity, the "DISCLOSING PARTY"), has disclosed and will disclose to the other parties and/or their Affiliates or representatives (in such capacity, the "RECEIVING PARTY"), certain Confidential Information of the Disclosing Party. The Receiving Party shall make no use of such Confidential Information except in the exercise of its rights and the performance of its obligations set forth in this Agreement. The Receiving Party shall use the same efforts to keep secret, and prevent the disclosure to third parties of, the Confidential Information of the Disclosing Party as it would use with respect to its own Confidential Information. Confidential Information disclosed by the Disclosing Party shall


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remain the sole and absolute property of the Disclosing Party, subject to the rights granted herein. The above restrictions on the use and disclosure of Confidential Information shall not apply to any information which (i) is already known to the Receiving Party at the time of disclosure by the Disclosing Party, as demonstrated by competent proof, (ii) is or becomes generally available to the public other than through any act or omission of the Receiving Party in breach of this Agreement, (iii) is acquired by the Receiving Party free of an obligation of confidentiality from a third party who is free to provide the information as such, or (iv) is developed independently by the Receiving Party without use, direct or indirect, of information that is required to be held confidential hereunder.

         (b) Notwithstanding the provisions of Section 10.01(a):

                  (i) Endo shall be permitted to disclose to its distributors, wholesalers and other direct customers such Confidential Information relating to the Product as Endo shall reasonably determine to be necessary or useful in order to effectively market and distribute the Licensed Product;

                  (ii) Noven shall be permitted to disclose such Confidential Information relating to the Licensed Product as Noven shall reasonably determine to be necessary or useful in order to effectively perform its obligations under this Agreement and the Supply Agreement;

                  (iii) Noven shall be permitted to disclose such Confidential Information relating to the Licensed Product as it shall reasonably determine to be necessary or useful in order to pursue or obtain any Regulatory Approvals in respect of any other transdermal drug delivery products;

                  (iv) each of Noven and Endo shall he permitted to disclose to a Regulatory Authority such Confidential Information relating to the Licensed Product as it shall reasonably determine (but only after consulting with the other parties to the extent practicable) to be necessary to comply with the provisions of Applicable Law; and

                  (v) nothing in this Section 10.01 shall be interpreted to limit the ability of either Noven or Endo to disclose its own Confidential Information.

         (c) Each of Noven and Endo acknowledge and agree that the terms and conditions of this Agreement shall be considered Confidential Information of each party and shall be treated accordingly.

         (d) Each party specifically recognizes that any breach by it of this
Section 10.01 MAY cause irreparable injury to the other parties and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each party agrees that in the event of any such breach, notwithstanding the provisions of Section 12.02 hereof, the other parties shall be entitled to seek, by way of private litigation in the first instance, injunctive relief and such other legal and equitable remedies as may be available.

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      the Securities and Exchange Commission. Asterisks denote omissions.


                   ARTICLE XI. REPRESENTATIONS AND WARRANTIES

         Section 11.01. REPRESENTATIONS AND WARRANTIES. Each party hereby represents and warrants to the other that as of the Effective Date:

         (a) ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. As of the Closing Date, it will be duly qualified to do business in each jurisdiction where the character of its business (after giving effect to this Agreement) make such qualifications necessary to carry on its business.

         (b) POWER, AUTHORITY AND ENFORCEABILITY. It has full corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been or shall be duly executed and delivered by duly authorized signatories. This Agreement constitutes a valid and binding obligation, enforceable against in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally.

         (c) NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of its certificate of incorporation or other governing or charter document, or of any statute or administrative regulation, or, to the best of its knowledge, of ANY order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award or any agreement binding upon it or its assets, or (ii) to the best of its knowledge, contravene or conflict with, or constitute a violation of, any provisions of any Applicable Law binding upon it.

         (d) NO DEFAULT. It is not a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by it according to the terms of this Agreement will be a default, or whereby timely performance by it according to the terms of this Agreement may be prohibited, prevented or delayed.

         Section 11.02 Noven hereby represents and warrants to Endo that:

         (a) Noven is the owner of, or has sufficient rights to, all of the Noven Intellectual Property Rights in existence on the Effective Date for the Manufacture, marketing and sale of the Products and to grant to Endo the rights granted under this Agreement (including the right to market and promote the Products). To the knowledge of Noven, as of the Effective Date, all of the Noven Intellectual Property Rights are valid, in full force and effect and have been maintained to date, and, are not the subject of any interference or opposition proceedings in the Territory.

         (b) As of the Effective Date, to the knowledge and belief of the executive officers and Intellectual Property Counsel of Noven, ***.


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      the Securities and Exchange Commission. Asterisks denote omissions.


         (c) To the actual knowledge of the executives of Noven as of the Effective Date, Noven is not aware of any asserted or unasserted claims, interferences, oppositions or demands of any Third Party against the Noven Intellectual Property Rights or the Licensed Product in existence as of the Effective Date in the Territory.


            ARTICLE XII. INDEMNIFICATION AND LIMITATION OF LIABILITY

         Section 12.01. INDEMNIFICATION. In order to allocate between themselves the responsibility for claims arising out of this Agreement, and except as otherwise specifically provided for herein, from and after the Effective Date, the parties shall indemnify each other as provided in this Section 12.01.

         (a) INDEMNIFICATION OBLIGATIONS OF ENDO. From and after the Effective Date, Endo shall defend, indemnify and hold Noven, its Affiliates, and each of their respective officers, directors, agents, employees and shareholders (collectively, "Noven Indemnitees'"), harmless from and against any and all Damages which Noven Indemnitees may incur or suffer, or with which any of them may be faced arising out of:

                  (i) the breach by Endo of this Agreement including any breach of its representations, warranties, covenants or obligations under this Agreement;

                  (ii) the enforcement by Noven Indemnitees of their rights under this Section 12.01(a);

                  (iii) Endo's violation of any Applicable Law; and

                  (iv) Endo's negligence or willful misconduct;

PROVIDED, HOWEVER, that, in each such case, Endo shall not be liable hereunder to the extent such Damages arise from the willful misconduct or negligence of, or a violation of any Applicable Law by or from the breach of the provisions of this Agreement or the Supply Agreement by Noven, its Affiliates, agents, employees or contractors or to the extent such liability is allocated in Sections 12.01 (c), (d) or (e) below.

         (b) INDEMNIFICATION OBLIGATIONS OF NOVEN. From and after the Effective Date, Noven shall defend, indemnify and hold Endo, its Affiliates, and each of' their respective officers, directors, agents, employees, shareholders or members (collectively, "Endo Indemnitees") harmless from and against any and all Damages which Endo Indemnitees may incur, or suffer, or with which any of them maybe faced arising out of:

                  (i) the breach by Noven of this Agreement including any breach of its representations, warranties, covenants or obligations under this Agreement;

                  (ii) the enforcement by Endo Indemnitees of their rights under this Section 12.01(b);

                  (iii) Noven's violation of any Applicable Law; and,


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                  (iv) Noven's negligence or willful misconduct;

PROVIDED, HOWEVER, that, in each such case, Noven shall not be liable hereunder to the extent such Damages arise from willful misconduct or negligence of, or a violation of any Applicable Law or from the breach of the provisions of this Agreement or the Supply Agreement by Endo, its Affiliates, agents, employees or contractors or to the extent such liability is allocated in Sections 12.01 (c),
(d) or (e) below.

         (c) PRODUCT LIABILITY. Except with regard to Section 12.01(e) below, all other provisions of this Agreement notwithstanding, this Section 12.01(c) shall govern the allocation of liability with respect to torts of bodily injury related to the use of the Licensed Product.

                  (i) From and after the Effective Date, Noven shall defend, indemnify and hold the Endo Indemnitees harmless from and against any and all Damages which the Endo Indemnitees may incur, or suffer, or with which any of them may be faced arising out of any tort claims of bodily injury relating to or arising out of ***.

                  (ii) From and after the Effective Date, Endo shall defend, indemnify and hold the Noven Indemnitees harmless from and against any and all Damages which the Noven Indemnitees may incur, or suffer, or with which any of them may be faced arising out of ***.

                  (iii) To the extent that either the Endo Indemnitees or the Noven Indemnities incur, suffer, or are faced with Damages arising out of any tort claims of bodily injury relating to or arising out of any use of Licensed Product attributed to any reason other than those set forth in the preceding subsections (i) and (ii), ***.

         (d) INTELLECTUAL PROPERTY. ***.

         (e) CANADA. Anything else in this agreement to the contrary notwithstanding, from and after the Effective Date, Endo shall defend, indemnify and hold the Noven Indemnitees harmless from and against any and all Damages which the Noven Indemnitees may incur, or suffer or with which any of them maybe faced arising out of the any and all activities associated with the Licensed Product in Canada; provided, however, that in each such case, Endo shall not be liable hereunder to the extent such Damages are due to any defect in Noven's design of the Licensed Product or any violation of Noven's representations or warranties in this Agreement or the Supply Agreement.

         (f) PROCEDURE. If any Proceeding arises as to which a right of indemnification provided in this Article XII applies, the Person seeking indemnification (the "INDEMNIFIED PARTY"), shall within twenty (20) days notify the party obligated under this Article XII to indemnify the Indemnified Party (the "INDEMNIFYING PARTY"), thereof in writing, except to the extent that such failure to notify within 20 days does not prejudice the Indemnifying Party's ability to defend or contest any such Proceeding, and allow the Indemnifying Party and its insurers to assume direction and control of the defense against such Proceeding, at its sole expense, including the settlement thereof at the sole option of the Indemnifying Party or its insurers; PROVIDED, HOWEVER, that the Indemnifying Party may not enter into any compromise or settlement without the prior written consent of the Indemnified Party unless such compromise or


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settlement includes as an unconditional term thereof the giving by each plaintiff or claimant to the Indemnified Party of a release from all liability in respect of such claim and only if such compromise or settlement does not include any admission of legal wrongdoing on the part of the Indemnified Party. The Indemnified Party shall fully cooperate with the Indemnifying Party and its insurer in the disposition of any such matter and the Indemnified Party will have the right and option to participate in (but not control) the defense of any Proceeding as to which this Article VI applies, with separate counsel at its election and cost. If the Indemnifying Party fails or declines to assume the defense of any such Proceeding within thirty (30) days after notice thereof, the Indemnified Party may assume the defense thereof for the account and at the risk of the Indemnifying Party. The Indemnifying Party shall pay promptly to the Indemnified Party any Damages to which the indemnity under this Article XII applies, as incurred.

         Section 12.02. LIMITATION OF LIABILITY.

         (a) NO PARTY SHALL BE ENTITLED TO RECOVER ANY PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS FROM LOST SALES TO THIRD PARTIES) WHATSOEVER UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT ANY SUCH PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARE PAYABLE TO A THIRD PARTY AND SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 12.

         (b) Notwithstanding anything to the contrary contained herein, although a party may be entitled to make a claim for indemnification pursuant to more than one section of this Article 12, a party shall not be entitled to recover indemnification for the same claim under more than one section of this Article 12.


                       ARTICLE XIII. TERM AND TERMINATION

         Section 13.01. TERM. This Agreement and the license granted hereunder shall take effect as of the Effective Date and continue in full force and effect in each country throughout the Territory for a period of ten (10) years from the first commercial sale of the Licensed Product . Upon expiration of this Agreement, the Parties may mutually agree to extend this Agreement on terms to be negotiated in good faith taking into account the expiration of the applicable patents by giving written notice to the other party of its intention to do so prior to the end of any such term.

         Section 13.02. CERTAIN TERMINATION EVENTS.

         (a) If either Endo or Noven should fail to discharge fully and promptly any of its material obligations under this Agreement and/or the Supply Agreement attached as Exhibit B, including, without limitation, obligations to make payments, and should such party failing to discharge any of its material obligations fail to cure such failure within thirty (30) days in the case of failure to make payments or with in sixty (60) days for other failures after notice in writing thereof by the other party, which period to cure may be extended for up to sixty (60) days, upon written request, if such additional time is reasonably necessary to effect such cure and provided that such party is using diligent effort to pursue such cure, this Agreement can thereupon be


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terminated at the aggrieved party's option upon notice to that effect; provided, however, that such termination shall not come into effect unless and until the time period for the chief executive officers of the parties to negotiate a resolution of the dispute, pursuant to Section 14.02 has expired without the dispute having been resolved.

         (b) Either party may terminate this Agreement with immediate effect in the event that any proceeding under a Bankruptcy Act or any insolvency, receivership or dissolution proceeding is filed against the other party and such proceeding is not dismissed within sixty (60) days after the filing thereof.

         (c) Either party may terminate this Agreement with immediate effect with respect to any Licensed Product that is permanently and completely withdrawn from all markets in the Territory for serious adverse health or safety reasons.

         (d) ***.

         (e) Either party may terminate this Agreement with immediate effect upon notice to the other party, if the other party or their Affiliates, makes, markets, sells, or distributes any transdermal product in the Territory that is a Competing Product.

         (f) Following launch of the Licensed Product either party may terminate this Agreement upon ninety (90) days prior written notice to the other party if ***. In the event of such a termination, if the non-terminating party desires to continue commercializing the Licensed Product, the terminating party shall transfer to the non-terminating party sufficient rights under this Agreement to enable the non-terminating party to continue to use and sell Licensed Product under the Product ANDA and the Intellectual Property Rights. The terminating party shall have no further obligations under this Agreement but shall be entitled to a royalty of *** of net sales of Licensed Product by the non-terminating party in the event that the non-terminating party continues to commercialize the Licensed Product.

         (g) ***.

         (h) Endo may terminate this Agreement with immediate effect upon notice to Noven before the Commercial Launch of Licensed Product in the event that that the delay referred to in Section 6.02(d) exceeds 120 days.

         Section 13.03. EFFECT OF TERMINATION.

         (a) Upon termination of this Agreement for any reason, Endo shall promptly take such actions as Noven may reasonably request, in order to transfer to Noven or its designee, free of charge, all of Endo's right, title and interest in and to any Regulatory Approvals relating to the Licensed Products, and all information relating to any Regulatory Approvals not previously supplied to Noven.

         (b) Upon termination, this Agreement shall forthwith become void and of no further force or effect, except for the following provisions, which shall remain in full force and effect: (a) Article 10 (Confidentiality), (b) this
Section 13.03, (c) Section 14.10 (Governing Law), (d) Section 14.15(Public


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Announcements and Publications), (e) Section 14.12 (Entire Agreement) and (f)
Section 14.13 (Expenses). In addition, in the event of a termination of this Agreement by Noven related to the Licensed Product, Endo may, at its option, continue with the development of any other products in development, and this Agreement shall remain in force and effect to the extent applicable to such development products. The rights and remedies provided in this Article VII shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. Any termination of this Agreement shall not affect any right or claim hereunder that arises prior to such termination, which claims and rights shall survive any such termination.

         (c) NATURE OF LICENSES. All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of 11 U.S.C. ss. 365(n) of the Bankruptcy Laws, licenses of rights to "INTELLECTUAL PROPERTY" as defined under 11 U.S.C. ss. 101(35A) of the Bankruptcy Laws. The Parties agree that Endo, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights, including any right to enforce any exclusivity provision of this Agreement, remedies, and elections under Bankruptcy Laws. To the fullest extent permitted by law, the Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Noven under the Bankruptcy Laws, Endo shall be entitled to all applicable rights under 11 U.S.C. ss. 365(n) of the Bankruptcy Laws, including copies and access to, as appropriate, any such intellectual property and all embodiments of such intellectual property upon written request therefor by Endo, and such, if not already in its possession, shall be promptly delivered to Endo.


                           ARTICLE XIV. MISCELLANEOUS

         Section 14.01. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by confirmed facsimile transmission, air courier, or registered or certified mail, return receipt requested, addressed as follows:

         if to Noven:

                  Noven Pharmaceuticals, Inc.
                  11960 S. W. 144th Street Miami, Florida 33186
                  Attention: CEO & General Counsel
                  Telecopy: 305-964-3340

         with copies (which shall not constitute notice) to:

                  Frommer Lawrence & Haug LLP
                  745 Fifth Avenue
                  New York, New York  10151
                  Attention: Edgar H. Haug, Esq.
                  Telecopy: 212-588-0500



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         if to Endo:

                  Endo Pharmaceuticals Inc.
                  100 Painters Dr.
                  Chadds Ford, PA 19317
                  Attention: General Counsel
                  Facsimile No.: (610) 558-9684

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been delivered (a) when delivered, if delivered personally, (b) when sent (with written confirmation received), if sent by facsimile transmission on a Business Day, (c) on the first Business Day after dispatch (with written confirmation received), if sent by facsimile transmission on a day other than a Business Day, (d) on the second Business Day after dispatch, if sent by air courier, and (e) on the fifth Business Day after mailing, if sent by mail.

         Section 14.02. DISPUTES. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, or the rights or obligations of the parties hereunder, the parties shall try to settle their differences amicably between themselves. Any party may initiate such informal dispute resolution by sending written notice of the dispute to the other parties, and within ten (10) days after such notice, the Chief Executive Officers of the parties shall meet for attempted resolution by good faith negotiations. If they are unable to resolve such disputed matter within thirty (30) days of initiating such negotiations, the parties agree first to try in good faith to settle the dispute by mediation in New York, New York under the Commercial Mediation Rules of the American Arbitration Association. If following any such mediation the parties still have not been able to resolve any such dispute, the parties agree to submit the dispute to final and binding arbitration before a single arbitrator in New York, New York under the Commercial Arbitration Rules of the American Arbitration Association. The parties agree that a judgment may be entered on the arbitrator's award in any court of competent jurisdiction. The arbitrator in reviewing any claim under this Agreement shall have the exclusive authority to determine any issues as to the arbitration of any such claim or related disputes under this Agreement. In reaching a decision, the arbitrator shall interpret, apply and be hound by this Agreement and by Applicable Law. The arbitrator shall have no authority to add to, detract from or modify this Agreement or any Applicable Law in any respect. The arbitrator may not grant any remedy or relief that a court of competent jurisdiction could not grant, nor any relief or remedy greater than that sought by the parties, nor any punitive, incidental or consequential damages, except to the extent any such punitive, incidental or consequential damages arc payable to a third party. Any up-front costs of the arbitrator shall be home equally by the parties; PROVIDED, HOWEVER, that the non-prevailing party in any such arbitration shall pay, and to the extent applicable reimburse the prevailing party for, the costs and expenses of the arbitrator, including costs and expenses payable to the American Arbitration Association mid to the arbitrator; and PROVIDED FURTHER, that in the event each party prevails as to certain claims in connection with any such arbitration, the fees of the arbitrator shall be paid and/or reimbursed in accordance with the decision of the arbitrator. Each party shall bear its own costs incurred in connection with attorneys' fees and related expenses. Notwithstanding the foregoing provisions of this Section 8.02, nothing in this Agreement shall limit or in any way restrict the ability of any party to seek injunctive or other equitable relief in a court or other judicial body.

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            Confidential Materials omitted and filed separately with
      the Securities and Exchange Commission. Asterisks denote omissions.


         Section 14.03. INDEPENDENT CONTRACTORS. In making and performing this Agreement, the parties are acting and shall act as independent contractors. Nothing in this Agreement shall be deemed to create all agency, joint venture or partnership relationship between the parties hereto. No party shall have the authority to obligate another party in any respect, and no party shall hold itself out as having any such authority. All personnel of Noven shall be solely employees of Noven and shall not represent themselves as employees of Endo. All personnel of Endo shall he solely employees of Endo and shall not represent themselves as employees of Noven.

         Section 14.04. ASSIGNMENT. Subject to Section 2.06 the parties may not assign or otherwise transfer this Agreement, in whole or in part, without the prior written consent of the other, and any such attempt to do so shall be null and void, except that each Party may assign its rights and transfer its duties hereunder without obtaining such written consent in the event of such Party's merger, consolidation or sale of all or substantially all of its assets.

         Section 14.05. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 14.06. AMENDMENTS. This Agreement shall not be modified, amended or supplemented except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

         Section 14.07. NO WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         Section 14.08. COUNTERPARTS. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may he executed in any number of counterparts, each of which shall he deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument. Each party may execute this Agreement on a facsimile of the Agreement. In addition, facsimile signatures of authorized signatories of any party shall be valid and binding and delivery of a facsimile signature by any party shall constitute due execution and delivery of this Agreement.

         Section 14.09. INTERPRETATION. The article and section headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, arid singular shall include the plural. Unless the context otherwise requires, the term "party" when used herein means a party hereto. References herein to a party or other Person include their respective successors and assigns. The words "include," "includes" and "including" when used herein shall be deemed to be followed by the phrase "without limitation" unless such phrase otherwise appears. Unless the context


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

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


otherwise requires, references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words "hereof," "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirely and not to any particular Article, Section or provision hereof. With regard to each and every term and condition of this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

         Section 14.10. GOVERNING LAW. This Agreement and any claims, disputes or causes of action relating to or arising out of this Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         Section 14.11. UNENFORCEABILITY. If any provisions of this Agreement are determined to be invalid or unenforceable in any jurisdiction, such provisions shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or enforceability of any of such provisions of this Agreement in any other jurisdiction. The parties will use their best efforts to substitute the invalid or unenforceable provision with a valid and enforceable one which conforms, as nearly as possible, with the original intent of the parties.

         Section 14.12. ENTIRE AGREEMENT. This Agreement, together with the Supply Agreement and the Quality Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties hereto and their respective Affiliates with respect thereto. There are no agreements, covenants or undertakings with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein and no representations or warranties of any kind or nature whatsoever, express or implied, are made or shall be deemed to be made herein by the parties hereto, except those expressly made in this Agreement, the Supply Agreement and the Quality Agreement.

         Section 14.13. EXPENSES. Except as expressly set forth herein, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, including attorneys', accountants' and other professional fees and expenses.

         Section 14.14. FORCE MAJEURE. If the performance of this Agreement or any obligation hereunder (except the payment of money) by any party is prevented by reason of any cause beyond the reasonable control of the affected party, including fire, flood, riot, war, explosions, acts of God (including hurricanes and tropical storms), acts of a public enemy, labor disturbances or acts,

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


regulations or laws of any government adopted after the date of this Agreement or subject to a new interpretation after the date of this Agreement that render impossible or illegal the performance by a Party of its obligations under this Agreement, the party so affected, upon notice to the other parties, shall be excused from such performance; PROVIDED that the party so affected shall use diligent effort to avoid or remove such cause or causes of non-performance and shall continue to perform hereunder with the utmost dispatch whenever such cause or causes are removed.

         Section 14.15 PUBLIC ANNOUNCEMENTS AND PUBLICATIONS. Except as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a Party hereto are listed, no Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement, including its existence, or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party, which consent shall not be unreasonably withheld, and the parties shall cooperate to the extent practicable as to the timing and contents of any such press release or public announcement. Notwithstanding the foregoing, the Parties hereby agree to jointly prepare a press release announcing the existence of this Agreement, such press release to be approved by each Party prior to any distribution to any media outlet. Notwithstanding the foregoing, the Parties specifically understand and agree that neither Party shall make any public announcement or disclose to any Third Party the identity of any API being investigated and developed hereunder other than fentanyl without mutual written agreement between the parties. In the event that a Party is required to file or disclose the terms of this Agreement pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"), such Party may file or disclose such Confidential Information to the extent it determines in its sole discretion that it is so required subject to requesting appropriate confidential treatment from the SEC.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the Effective Date.



NOVEN PHARMACEUTICALS, INC.                 ENDO PHARMACEUTICALS INC.

By:     /s/ Robert C. Strauss               By:    /s/ Peter A. Lankau

Name:   Robert C. Strauss                   Name:  Peter A. Lankau

Title:  President, CEO and Chairman         Title: President and COO

Date:   February 25, 2003                   Date:  February 25, 2004




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